UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 29, 2014

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ITEM 2.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT ACQUISITION OF ASSETS

Effective September 29, 2014, Magellan Gold Corporation, a Nevada corporation (the “Company”) entered into a Purchase Agreement (“Agreement”) with Columbus Silver (US) Corporation, a Nevada corporation (“Columbus”) and wholly-owned subsidiary of Columbus Exploration Corporation (TSXV: CLX).    A copy of the Agreement is filed herewith.

Under the terms of the Agreement, the Company purchased certain patented and unpatented mining claims, an Arizona State minerals lease and a mining lease with a third-party  in La Paz County, Arizona known as the Silver District (“Silver District Claims”) which were the subject of the Option Agreement-Silver District dated August 28, 2012 between the Company and Columbus.  The Agreement supersedes the Option Agreement and conveys the Silver District Claims to the Company.

The consideration for the Silver District Claims was a one time payment of $100,000, which the Company obtained through a draw against its Credit Agreement with John Gibbs. There are no additional future payments required under the Agreement to Columbus, however, there are certain ongoing obligations under the mineral leases to maintain them in good standing.  All of the underlying obligations under the claims, and leases have been met for 2014.

Magellan has formed a wholly-owned subsidiary, Gulf+Western Industries, Inc. and plans to assign all right, title and obligations related to the Silver District mining claims to this subsidiary.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        Effective October 1 , 2014, the Board of Directors of Magellan Gold Corporation, a Nevada corporation (the “Company”) issued a Convertible Promissory Note (the “Note”) to Clifford L. Neuman in the original principal amount of $51,513.88.  The Note was issued to evidence the Company’s indebtedness to Mr. Neuman for legal services previously rendered.   Interest will accrue on the outstanding balance of the Note at 6% per annum. The Note is convertible at any time into shares of common stock at a conversion price of $0.039, which represented the closing bid price of the common stock on the OTC Bulletin Board on the date of issuance.  The principal plus accrued and unpaid interest due upon five (5) days’ written demand by Mr. Neuman.  The Promissory Note is unsecured.

ITEM 9.01:       EXHIBITS

(a)

Financial Statements

None.  The Company has determined that the acquisition of the interests in the Silver District properties did not constitute the purchase of a “business” within the meaning of Rule 11-01(d) of Regulation S-X.

(b)

Pro Forma Financial Information

Pursuant to the provisions of Item 9.01(b)(2) of Form 8-K,  pro forma financial information giving effect to the purchase of the Silver District interests will be filed within 75 days of September 29, 2014.

(c)	Exhibit

Item	Title

10.1	Purchase Agreement dated September 29, 2014.
99.1	Promissory Note dated October 1, 2014

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: October 2, 2014	By: _/s/ John C. Power
John C. Power, President

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